SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-53000 (Commission File Number)	38-3750924 (IRS Employer Identification No.)

90 Madison Street, Suite 700, Denver, Colorado 80206
 (Address of principal executive offices)          (Zip Code)

(303) 297-1902
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 2, 2011, Brian P. Alleman was appointed as a Director of the Registrant and a member of the Audit Committee of the Registrant’s Board of Directors.

Mr. Alleman, age 55, has served as the Managing Director of Alleman & Associates, LLC, a strategic financial and operations advisory firm based in Colorado Springs, Colorado, since October 2009.  He has also served as the Valuation Committee Chair and member of the Audit Committee of the Board of Directors of Keating Capital, Inc., a publicly-held business development company that specializes in making pre-IPO investments in private companies that are committed to and capable of becoming public.  From October 2008 to November 2010, Mr. Alleman was the Chief Financial Officer (“CFO”) of Taeus Corporation, a privately-owned engineering-based intellectual property consulting firm, where he was also responsible for developing sales and marketing relationships with financial market participants.  Prior to founding Alleman & Associates, from August 2002 to September 2009, Mr. Alleman was a Partner with Tatum LLC, a professional services company specializing in providing outsourced CFO services to public and private enterprises.  In his capacity as a Partner at Tatum, Mr. Alleman served as CFO of Simtek Corporation, a Nasdaq-listed semiconductor company acquired by Cypress Semiconductor Corporation in September 2008; as CFO of Spectrum Mapping, a privately-held geospatial and aerial mapping firm; and as CFO of Polar Molecular Holding Corporation, a public company engaged in fuel additive development.  In addition, Mr. Alleman’s consultancy engagements at Tatum included advising several private and public companies on mergers and acquisitions, public company filings, capital structures and financing alternatives.  Mr. Alleman served as CFO of Centuri Corporation from June 1993 to June 2002 and as Vice President of Finance and CFO of Certified Holding Corporation from 1989 to 1993.  Prior to 1989, Mr. Alleman held audit positions at Arthur Young & Company and Arthur Anderson & Company and was a manager of financial reporting for The Dun & Bradstreet Corporation.  Mr. Alleman received a B.S. in Accounting from Seton Hall University in 1978 and became a Certified Public Accountant in the State of New Jersey in 1980.

The Registrant has concluded that Mr. Alleman is an experienced financial executive with the skills necessary to serve as Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.

December 8, 2011	By: /s/ Clint Woodruff
Clint Woodruff Chief Financial Officer